Exhibit 10.1
[RENEGY LETTERHEAD]
October 1, 2008
Hugh W. Smith
60 E. Rio Salado Parkway
Suite 1012
Tempe, Arizona 85281
Re:	Appointment as President; Amendment of your Employment Agreement dated August 14, 2008
Dear Hugh:
     This letter agreement is intended to formalize your appointment as President of Renegy Holdings, Inc. (the “Company”) and amend certain provisions and to clarify and confirm our mutual understanding concerning certain aspects of your Employment Agreement, dated August 14, 2008, between you and the Company (your “Employment Agreement”).
     Your appointment as President of the Company shall be effective October 1, 2008. You shall continue to serve as Chief Operating Officer of the Company in accordance with the terms of your Employment Agreement.
     Section 1 of your Employment Agreement shall be deemed amended to reflect your employment with the Company as both the President and Chief Operating Officer. However, you agree and acknowledge that Section 6(b) of your Employment Agreement shall not be amended by this letter agreement and the definition of “Good Reason” as defined in such Section shall continue to apply solely with respect to the position of Chief Operating Officer and the duties associated with such position. For the avoidance of doubt, the Company’s failure to reappoint you as President, the Company’s removal of you from such position or any reduction by the Company of your responsibilities associated with such position in the future shall not constitute Good Reason under your Employment Agreement.
     Except as described in the above amendments, this letter agreement does not change your Employment Agreement in any way. All capitalized terms not defined herein shall have the meaning ascribed thereto in the Employment Agreement.
     This instrument may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.
[Signature Page Follows]

     Please confirm you understanding and agreement to the above by signing in the place indicated below.
Very truly yours,
RENEGY HOLDINGS, INC.
/s/ Robert M. Worsley
Name: Robert M. Worsley
Title: Chief Executive Officer
Agreed and Accepted:
/s/ Hugh W. Smith
Hugh W. Smith